UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2023

ALKAMI TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware     001-40321     45-3060776
(State or Other Jurisdiction of Incorporation) (Commission File Number)     (I.R.S. Employer Identification Number)

5601 Granite Parkway, Suite 120, Plano, TX 75024
(Address of Principal Executive Offices) (Zip Code)
(877) 725-5264
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALKT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Alkami Technology, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) on May 17, 2023. On March 20, 2023, the record date for the Annual Meeting, 92,849,511 shares of the Company’s common stock were entitled to vote at the Annual Meeting, of which 87,355,640 shares, or 94.08%, were represented in person or by proxy at the Annual Meeting.

The following proposals were submitted to a vote of stockholders at the Annual Meeting, each of which is described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 29, 2023.

1.    The election of four nominees to serve as Class II directors for a three-year term expiring at the 2026 annual meeting of stockholders.

	For	Withheld	Broker Non-Votes
Charles Kane	80,564,188	1,400,680	5,390,772
Raphael Osnoss	70,884,365	11,080,503	5,390,772
Alex Shootman	80,559,628	1,405,240	5,390,772
Brian R. Smith	67,912,521	14,052,347	5,390,772

Based on the votes set forth above, all of the director nominees were duly elected.

2.    The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

For	Against	Abstain	Broker Non-Votes
87,342,908	7,302	5,430	0

Based on the votes set forth above, the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023 was ratified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alkami Technology, Inc.

Date:	May 17, 2023	By:	/s/ W. Bryan Hill
W. Bryan Hill
Chief Financial Officer